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                                          MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                       (Page 1 of 2)
                           COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                           ------------------------------------------------------------
                                     (In thousands, except per share amounts)

                                                                          FOR THE YEAR ENDED (a)(b)
                                                        ------------------------------------------------------------
                                                        Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,
PRIMARY                                                   1996         1995         1994         1993         1992
-------                                                 ------------------------------------------------------------
Income Before Extraordinary Item and Cumulative
  Effect of Changes in Accounting Principles            $377,641     $357,802     $255,832     $135,911     $184,841


Add:    Interest savings, net of tax, applicable to
          assumed exercise of Fisher-Price warrants            -            -            -          637        1,138
Deduct: Dividends on convertible preference stock              -       (3,342)      (4,689)      (4,894)      (4,826)
        Dividends on senior preferred stock                    -            -            -            -         (152)
                                                        --------     --------     --------     --------     --------
Income Before Extraordinary Item and Cumulative
  Effect of Changes in Accounting Principles for
  Computation of Income Per Share                        377,641      354,460      251,143      131,654      181,001

Extraordinary item                                             -            -            -      (14,681)           -
Cumulative effect of changes in accounting principles          -            -            -       (4,022)           -
                                                        --------     --------     --------     --------     --------
Net Income Applicable to Common Shares                  $377,641     $354,460     $251,143     $112,951     $181,001
                                                        ========     ========     ========     ========     ========

Applicable Shares

Weighted average common shares outstanding               273,371      276,309      275,572      262,856      264,066
Weighted average common equivalent shares arising from:
        Stock options                                      3,484        3,271        3,090        2,935        3,622
        Fisher-Price warrants                                927          928        1,023        1,681        3,258
        Nonvested stock                                      603          507          238            -            -
                                                        --------     --------     --------     --------     --------
Weighted average number of common and common
  equivalent shares                                      278,385      281,015      279,923      267,472      270,946
                                                        ========     ========     ========     ========     ========

Income Per Share Before Extraordinary Item and
  Cumulative Effect of Changes in Accounting Principles $   1.36     $   1.26     $   0.90     $   0.49     $   0.67
        Extraordinary item                                     -            -            -        (0.05)           -
        Cumulative effect of changes in accounting
          principles                                           -            -            -        (0.02)           -
                                                        --------     --------     --------     --------     --------
Net Income Per Common Share                             $   1.36     $   1.26     $   0.90     $   0.42     $   0.67
                                                        ========     ========     ========     ========     ========

(a)  Consolidated financial information for 1993 and 1992 has been restated retroactively for the effects of the
     November 1993 merger, accounted for as a pooling of interests, with Fisher-Price.

(b)  Per share data reflect the retroactive effect of stock splits distributed to shareholders in March 1996,
     January 1995 and 1994, and June 1992 and the mergers with Fisher-Price and IGI in 1993 and 1992, respectively.

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                                          MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                       (Page 2 of 2)
                           COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                           ------------------------------------------------------------
                                     (In thousands, except per share amounts)

                                                                          FOR THE YEAR ENDED (a)(b)
                                                        ------------------------------------------------------------
                                                        Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,
FULLY DILUTED                                             1996         1995         1994         1993         1992
-------------                                           ------------------------------------------------------------
Income Before Extraordinary Item and Cumulative
    Effect of Changes in Accounting Principles          $377,641     $357,802     $255,832     $135,911     $184,841

Add:    Interest savings, net of tax, applicable to:
        Assumed conversion of 8% convertible debentures        -            -          628        5,338        5,467
        Assumed exercise of Fisher-Price warrants              -            -            -          637        1,138
Deduct: Dividends on senior preferred stock                    -            -            -            -         (152)
        Impact of required ESOP dividends or
         contributions upon conversion                         -            -       (3,598)      (4,894)      (4,826)
                                                        --------     --------     --------     --------     --------
Income Before Extraordinary Item and Cumulative
   Effect of Changes in Accounting Principles for
   Computation of Income Per Share                       377,641      357,802      252,862      136,992      186,468

Extraordinary item                                             -            -            -      (14,681)           -
Cumulative effect of changes in accounting principles          -            -            -       (4,022)           -
                                                        --------     --------     --------     --------     --------
Net Income Applicable to Common Shares                  $377,641     $357,802     $252,862     $118,289     $186,468
                                                        ========     ========     ========     ========     ========

Applicable Shares

Weighted average common shares outstanding               273,371      276,309      275,572      263,067      264,223
Weighted average common equivalent shares arising from:
       Stock options                                       3,605        4,220        3,110        3,475        4,153
       Assumed conversion of convertible preference stock      -          739        2,104        2,531        2,531
       Assumed conversion of 8% convertible debentures         -            -        1,619       11,823       12,176
       Fisher-Price warrants                                 933          969        1,023        1,681        3,258
       Nonvested stock                                       744          618          330            -            -
                                                        --------     --------     --------     --------     --------
Weighted average number of common and common
  equivalent shares                                      278,653      282,855      283,758      282,577      286,341
                                                        ========     ========     ========     ========     ========

Income Per Share Before Extraordinary Item and
  Cumulative Effect of Changes in Accounting Principles $   1.36     $   1.26     $   0.89     $   0.48     $   0.65
        Extraordinary item                                     -            -            -        (0.05)           -
        Cumulative effect of changes in accounting
          principles                                           -            -            -        (0.01)           -
                                                        --------     --------     --------     --------     --------
Net Income Per Common Share                             $   1.36     $   1.26     $   0.89     $   0.42     $   0.65
                                                        ========     ========     ========     ========     ========

(a)  Consolidated financial information for 1993 and 1992 1991 has been restated retroactively for the effects of the
     November 1993 merger, accounted for as a pooling of interests, with Fisher-Price.

(b)  Per share data reflect the retroactive effect of stock splits distributed to shareholders in March 1996,
     January 1995 and 1994, and June 1992 and the mergers with Fisher-Price and IGI in 1993 and 1992, respectively.

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